EXHIBIT 16

April 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by ImmuCell Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 1, 2003.

Very truly yours,

/s/    PRICEWATERHOUSECOOPERS LLP

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